EXHIBIT 23(i)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-26769) of Medicore, Inc. and in the related Prospectus of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of Medicore, Inc. as of and for the year ended December 31, 1998 included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                     Ernst & Young LLP


March 30, 2001
Miami, Florida